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                                 EXHIBIT 10.12

                                   VANTAGEMED

                          FRIEDLI CONSULTING AGREEMENT

                                                                July 27, 1999

         Gentlemen:

         This letter confirms our agreement between VANTAGEMED ("the Company") and the Friedli Corporate Finance Inc. ("Friedli") in connection with the investment by Friedli in the Company and to provide financial consulting and management services pursuant to the following procedures, terms and conditions:

1.       Term

         The Company hereby retains Friedli, and Friedli hereby accepts such engagement, for a term commencing on August 1, 1999 and terminating on July 31, 2002.

2.       The Company's Obligation

         (a) At Friedli's request, the Company will furnish written quarterly status reports to Friedli describing both positive and negative events, financial information or from time to time as needed within 20 days of request.

         (b) At Friedli's request, the Company at its own expense will make presentations to investors in Switzerland once a year at their own expense.

         (c) The Company agrees to give Friedli exclusivity for any private equity transaction in Switzerland.

         (d) The Company shall keep the terms of this Agreement and any terms on a financial transaction confidential and shall not release any information to third parties without the written consent of Friedli.

         (e)      The Company agrees to elect Peter Friedli as a Director.

3.       Duties and Representation of Friedli

         (a) Friedli will provide services to the Company in the form of consultation, advice and assistance upon the reasonable request of the Company and at such times as are convenient to Friedli in its reasonable discretion. Such services may include, but are not limited to, (i) providing general business, financial and investment advice to the Company during the terms of this Agreement, and (ii) serving as a liaison between Friedli clients/investors and the Company by disseminating information, including proxy and other shareholder material, to such investors on behalf of the Company.

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         (b)      Friedli agrees to use its best efforts in performing the
                  foregoing services.

4.       Compensation

         (a) In consideration of the services to be provided by Friedli hereunder, the Company shall pay Friedli US$2,000 per month.

5.       Status of Consultant

         Friedli agrees to render services to the Company as an independent contractor to, and not as an employee of, the Company. Friedli acknowledges and agrees that it will be an independent contractor for all purposes including, but not limited to, payroll and tax purposes, and that Friedli shall not represent itself to be an employee or officer of the Company.

6.       Termination

         This Agreement may be terminated by the Company or Friedli upon thirty
         (30) days prior written notice to the other party. If terminated without cause by the Company, the full balance through July 31, 2002 of the consulting fee will be immediately due, including the accrued balance.

7.       Assignment

         The terms of this Agreement shall inure to the benefit of the respective successors and permitted assigns of the parties hereto, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and permitted assigns. This Agreement may not be assigned by the Company or Friedli without the prior written consent of the other party hereto.

8.       Confidentiality

         Except as the Company may otherwise consent for Company's benefit, Friedli agrees to keep confidential and not to disclose or make any use of, at any time, either during or subsequent to the terms of this Agreement, any inventions, trade secrets, confidential information, knowledge, data or other information of the Company relating to products, processes, know-how, designs, formulas, test data, customer lists, business plans, marketing plans and strategies, pricing strategies, or other information pertaining to the Company or any of its affiliates.

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9.       Governing Law

         This Agreement shall be governed by the laws of the State of California, USA without giving effect to the principles of conflicts of the law; and the parties hereby consent to the jurisdiction of the State and Federal courts in the State of California for themselves and their assets.

10.      Counterparts

         This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be the same agreement.

         If the foregoing is in accord with your understanding of our agreement, please sign in the space provided below and return a signed copy of this letter to the Company.

                                       Sincerely,

                                       VantageMed, Inc.



                                       By:  /s/
                                            -----------------------------------
                                            Joel Harris

Accepted and agreed:
Friedli Corporate Finance Inc.




By: ___________________________